FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Organic Alliance, Inc.
(Exact name of registrant as specified in its charter)

Nevada	20-0853334
(State (jurisdiction) of incorporation or organization)	(IRS Employer Identification Number)

1250 NE Loop 410, Suite #320
San Antonio, TX 78209
 (210) 826-8900
(Address of principal executive offices)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction oA.(c)(1), please check the following box.

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to oGeneral Instruction A.(c)(2), please check the following box.

Securities to be registered pursuant to Section 12(b) of the Act:	None
Name of each exchange on which each class is to be registered:	Electronic Bulletin Board
Securities to be registered pursuant to Section 12(g) of the Act:	Common Stock, $.0001 par value

DESCRIPTION OF SECURITIES

ITEM 1. Description of Registrant’s Securities to Be Registered

Registrant’s Registration Statement on Form S-1 under the Securities Act of 1933, No. 333-152980, declared effective on December 31, 2008 is incorporated herein by reference, including specifically, “Description of Securities,” contained therein.

ITEM 2. Exhibits

1.	1.1 Specimen Certificate for $.0001 par value common stock of the Registrant

2.
Articles of Incorporation of Registrant, as amended filed as Exhibit 3.1 to the Registration Statement on Form S-1 under the Securities Act of 1933, No. 333-152980,  declared effective  on December 31, 2008 and incorporated herein by reference

3.
Bylaws of Registrant, filed as Exhibit 3.2 to the Registration Statement on Form S-1 under the Securities Act of 1933, No. 333-152980, declared effective on December 31, 2008 and incorporated herein by reference

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 5, 2008	Organic Alliance, Inc. .

	By:	/s/ Thomas Morrison
Thomas Morrison Chief Executive Officer